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                                 EXHIBIT 23(B)
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                         Consent of Ernst & Young LLP
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 for registration of 150,000 shares of common stock pertaining to the Friedman's Inc. 1996 Stock Option Plan of our report dated November 6, 1996, with respect to the financial statements and schedule of Friedman's Inc. included in its Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP
 Jacksonville, Florida
 March 17, 1997